Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Cypress Environmental Partners, L.P. (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Peter C. Boylan III, Chief Executive Officer of Cypress Environmental Partners, GP, LLC, the general partner of Cypress Environmental Partners, L.P. and Jeffrey A. Herbers, Chief Financial Officer of Cypress Environmental Partners, GP, LLC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: April 15, 2022	/s/ Peter C. Boylan
Peter C. Boylan III Chief Executive Officer Cypress Environmental Partners, GP, LLC (as general partner of Cypress Environmental Partners, L.P.)

Date: April 15, 2022	/s/ Jeffrey A. Herbers
Jeffrey A. Herbers Chief Financial Officer Cypress Environmental Partners, GP, LLC (as general partner of Cypress Environmental Partners, L.P.)